Exhibit 2.8

California Secretary of State

Business Programs Division
1500 11th Street, Sacramento, CA 95814

Request Type: Certified Copies
Entity Name: COYUCHI, INC.
Formed In: CALIFORNIA
Entity No.: 1521269
Entity Type: Stock Corporation - CA - General

Issuance Date: 06/05/2026
Copies Requested: 1
Receipt No.:
Certificate No.: 466580830

Document Listing

Reference #	Date Filed	Filing Description	Number of Pages
B3178-6046	11/14/2024	Restated Articles of Incorporation	19

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I, SHIRLEY N. WEBER, PH.D., California Secretary of State, do hereby certify on the Issuance Date, the attached document(s) referenced above are true and correct copies and were filed in this office on the date(s) indicated above.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California on June 05, 2026.

SHIRLEY N. WEBER, PH.D.
Secretary of State

To verify the issuance of this Certificate, use the Certifcate No. above with the Secretary of State Certification Verification Search available at **biz**fileOnline.sos.ca.gov.